UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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HASBRO, INC.
(Name of Registrant as Specified in Its Charter)

ALTA FOX OPPORTUNITIES FUND, LP

ALTA FOX SPV 3, LP

ALTA FOX SPV 3.1, LP

ALTA FOX GENPAR, LP

ALTA FOX EQUITY, LLC

ALTA FOX CAPITAL MANAGEMENT, LLC

CONNOR HALEY

MATTHEW CALKINS

JON FINKEL

MARCELO FISCHER

RANI HUBLOU

CAROLYN JOHNSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Alta Fox Opportunities Fund, LP, together with the other participants named herein (collectively, “Alta Fox”), has filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Hasbro, Inc., a Rhode Island corporation (the “Company”).

Item 1: On April 5, 2022, Alta Fox issued the following statement:

Alta Fox Files Preliminary Proxy Statement in Connection with Hasbro's 2022 Annual Meeting of Shareholders

Believes Shareholder-Driven Change Is Required to Address Hasbro’s Long-Term Corporate Governance Issues and Persistent Underperformance

Concerned the Majority of the Current Board Lacks Objectivity and Alignment with Shareholders, as Evidenced by the Recent Defensive Expansion

Highlights the Alta Fox Nominees Bring the Necessary Experience and Skillsets to Restore Accountability in the Boardroom and Support a Turnaround

DALLAS--(BUSINESS WIRE)--Alta Fox Capital Management, LLC (together with its affiliates, “Alta Fox” or “we”), the beneficial owner of approximately 2.5% of the outstanding shares of Hasbro, Inc. (NASDAQ: HAS) (“Hasbro” or the “Company”), today announced that it has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission ("SEC") in connection with its nomination of five highly qualified and independent candidates for election to the Company's Board of Directors (the "Board") at the 2022 Annual Meeting of Shareholders (the "Annual Meeting"). The proxy statement and additional information about the Alta Fox slate and vision can be found at www.FreeTheWizards.com.

Connor Haley, Managing Partner of Alta Fox, commented:

“Following an extensive review of Hasbro's business segments, capital allocation decisions, corporate governance, executive compensation and historical performance, we have concluded that the Company is a chronic underperformer that trades at a significant discount to its intrinsic value due to a poorly executed "Brand Blueprint" strategy and various correctable issues. It is clear to us that shareholder-driven change in the boardroom is needed to restore accountability and put Hasbro back on a path to long-term value creation. While the incumbents believe they are doing a stellar job, the reality is Hasbro’s share price is lower today than it was five years ago and is currently trading near its 52-week low.

It is important to stress that we have spent months trying to engage with the current Board to avert an election contest and reach a reasonable compromise that could catalyze the right degree of change at Hasbro. Unfortunately, we have found the Board to be deeply entrenched, insular and in denial about the Company's needs and the value of shareholder input. This was exemplified by the Board’s decision to refuse Alta Fox’s settlement framework that included the appointment of just one of our nominees to the Board. We note that most of the Board, including Chairman Rich Stoddart, was nominated during Alan Hassenfeld's tenure, leading us to conclude that it lacks the objectivity to properly evaluate the Company's historical performance and strategy.

While we acknowledge the apparent gaming credentials of Hasbro's recently added directors, we contend the Company needs additional change to fix the numerous issues at hand. Given that roughly 70% of the Company's value stems from its Wizards of the Coast gaming division, we believe additional gaming experience and other skill sets are needed in the boardroom. We are also concerned by the Company's seemingly defensive and reactionary decision to expand the Board from 11 directors to 13 directors and believe that shareholders will see through what appears to be the Company’s hollow commitment to reduce the size of the Board in the coming years.

We are confident our slate of five highly qualified and independent nominees possess the right mix of gaming and technology experience, capital markets expertise, corporate governance knowhow and ownership perspectives. Alta Fox will continue to advocate for its slate and shareholders' best interests, and looks forward to providing investors the opportunity to vote for a better Hasbro."

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About Alta Fox

Founded in 2018 by Connor Haley, Alta Fox is a Texas-based alternative asset management firm that employs a long-term focused investment strategy to pursue exceptional risk-adjusted returns for a diverse group of institutions and qualified individual clients. Alta Fox focuses on identifying often overlooked and under-the-radar opportunities across asset classes, market capitalization ranges and sectors. Learn more by visiting www.AltaFoxCapital.com.

Certain Information Concerning the Participants

Alta Fox Opportunities Fund, LP (“Alta Fox Opportunities”), together with the other participants named herein (collectively, “Alta Fox”), has filed a preliminary proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Hasbro, Inc., a Rhode Island corporation (the “Company”).

ALTA FOX STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A GOLD PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Alta Fox Opportunities, Alta Fox SPV 3, LP (“Alta Fox SPV 3”), Alta Fox SPV 3.1, LP (“Alta Fox SPV 3.1”), Alta Fox GenPar, LP (“Alta Fox GP”), Alta Fox Equity, LLC (“Alta Fox Equity”), Alta Fox Capital Management, LLC (“Alta Fox Capital”), Connor Haley, Matthew Calkins, Jon Finkel, Marcelo Fischer, Rani Hublou and Carolyn Johnson (collectively, the “Participants”).

As of the date hereof, Alta Fox Opportunities directly beneficially owned 712,614 shares of Common Stock, $0.50 par value (the “Common Stock”), of the Company, including 100,000 shares of Common Stock underlying listed call options. As of the date hereof, Alta Fox SPV 3 directly beneficially owned 2,250,638 shares of Common Stock. As of the date hereof, Alta Fox SPV 3.1 directly beneficially owned 748,881 shares of Common Stock. Alta Fox Capital, as the investment manager of each of Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1, may be deemed to beneficially own the 3,712,133 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. Alta Fox GP, as the general partner of each of Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1, may be deemed to beneficially own the 3,712,133 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. Alta Fox Equity, as the general partner of Alta Fox GP, may be deemed to beneficially own the 3,712,133 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. Mr. Haley, as the sole owner, member and manager of each of Alta Fox Capital and Alta Fox Equity, may be deemed to beneficially own the 3,712,133 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. As of the date hereof, Mr. Calkins directly beneficially owned 51,495 shares of Common Stock. As of the date hereof, Mr. Fischer directly beneficially owned 5,327 shares of Common Stock. As of the date hereof, Ms. Johnson directly beneficially owned 500 shares of Common Stock. As of the date hereof, Ms. Hublou directly beneficially owned 100 shares of Common Stock. As of the date hereof, Mr. Finkel does not beneficially own any shares of Common Stock.

Contacts

For Investors:

Okapi Partners

Mark Harnett, 646-556-9350

mharnett@okapipartners.com

For Media:

Longacre Square Partners

Charlotte Kiaie / Bela Kirpalani, 646-386-0091

ckiaie@longacresquare.com / bkirpalani@longacresquare.com

Item 2: Also on April 5, 2022, Alta Fox uploaded the following materials to www.FreeTheWizards.com: